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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                   FORM 8-K/A

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 29, 1999
                        (Date of earliest event reported)


                            OnHealth Network Company
             (Exact name of registrant as specified in its charter)


                         Commission file number: 0-22212

             Washington                                 41-1686038
(State of incorporation or organization)     (IRS Employer Identification No.)


             808 Howell Street, Suite 400 Seattle, Washington 98101
                    (Address of principal executive offices)

                                 (206) 583-0100
              (Registrant's telephone number, including area code)
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


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS



On November 29, 1999, OnHealth Network Company, a Washington corporation (the "Company"), acquired Health Decisions International, LLC, a Colorado limited liability company ("HDI, LLC"). The acquisition of HDI, LLC was completed through the merger of two wholly owned subsidiaries of the Company with and into Demand Management, Inc., a Colorado corporation ("DMI") and Health Decisions, Inc., a Colorado corporation ("HDINC"). DMI and HDINC are the sole members of HDI, LLC (collectively "HDI").

In the two mergers, the Company issued 1,004,227 shares of its common stock, subject to certain contingencies, to Donald M. Vickery, the sole shareholder of HDINC and DMI. In addition, the Company is obligated to issue shares of the Company's common stock or to pay in cash total consideration of approximately $3,217,000 to satisfy obligations of HDI existing as of the closing of the mergers. The acquisition will be accounted for using the purchase method of accounting. Health Decisions International offers software tools and telephone counseling by nurses that guide its six million members through the health information maze to help them make more informed health choices.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired


         Demand Management, Inc. and Health Decisions International, LLC
                          Audited Financial Statements:

     Report of Grant Thornton LLP, Independent Certified Public Accountants........................  4
     Consolidated Balance Sheet as of December 31, 1998............................................  5
     Consolidated Statement of Operations for the year ended December 31, 1998.....................  6
     Consolidated Statement of Stockholder's Equity (Deficit) for the year ended
       December 31, 1998...........................................................................  7
     Consolidated Statement of Cash Flows for the year ended December 31, 1998.....................  8
     Notes to Consolidated Financial Statements....................................................  9

                             Health Decisions, Inc.
                          Audited Financial Statements:
     Report of Grant Thornton LLP, Independent Certified Public Accountants........................ 14
       Balance Sheet as of December 31, 1998....................................................... 15
     Statement of Operations for the year ended December 31, 1998.................................. 16
     Statement of Stockholders' Equity (Deficit) for the year ended December 31, 1998.............. 17
     Statement of Cash Flows for the year ended December 31, 1998.................................. 18
     Notes to Financial Statements................................................................. 19

         Health Decisions, Inc. and Health Decisions International, LLC
                          Audited Financial Statements:
     Report of Grant Thornton LLP, Independent Certified Public Accountants........................ 22
     Consolidated Balance Sheet as of December 31, 1997............................................ 23
     Consolidated Statement of Operations and Accumulated Deficit for the year ended
       December 31, 1997........................................................................... 25
     Consolidated Statement of Cash Flows for the year ended December 31, 1997 .................... 26
     Notes to Consolidated Financial Statements.................................................... 27

                                       2




         Demand Management, Inc. and Health Decisions International, LLC
                         Unaudited Financial Statements:
     Consolidated Condensed Balance Sheet as of September 30, 1999 and December 31, 1998........... 33
     Consolidated Condensed Statement of Operations for the nine month period ended
       September 30, 1999 ......................................................................... 34
     Consolidated Condensed Statement of Cash Flows for the nine month period ended
       September 30, 1999 ......................................................................... 35
     Notes to Consolidated Condensed Financial Statements.......................................... 36

                             Health Decisions, Inc.
                         Unaudited Financial Statements:
     Balance Sheet as of  September 30, 1999....................................................... 38
     Condensed Statement of Operations for the nine month period ended September 30, 1999.......... 39
     Condensed Statement of Cash Flows for the nine month period ended September 30, 1999.......... 40
     Notes to Financial Statements................................................................. 41

         Health Decisions, Inc. and Health Decisions International, LLC
                         Unaudited Financial Statements:
     Consolidated Condensed Statement of Operations for the nine month period ended
       September 30, 1998.......................................................................... 44
     Consolidated Condensed Statement of Cash Flows for the nine month period ended
       September 30, 1998.......................................................................... 45


(b)      Unaudited Pro Forma Financial Information

     Pro Forma Condensed Balance Sheet as of September 30, 1999.................................... 46
     Pro Forma Condensed Statement of Operations for the nine month period ended
       September 30, 1999.......................................................................... 47
     Pro Forma Condensed Statement of Operations for the year ended December 31,1998............... 48
     Notes to Pro Forma Condensed Financial Statements............................................. 49


                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Demand Management, Inc. and
Health Decisions International, LLC

We have audited the accompanying balance sheets of Demand Management, Inc. and Health Decisions International, LLC, as of December 31, 1998 and the related consolidated statements of operations, stockholder's equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Demand Management, Inc. and Health Decisions International, LLC as of December 31, 1998, and the consolidated results of their operations and their consolidated cash flows for the year then ended, in conformity with generally accepted accounting principles.



GRANT THORTON LLP


Denver, Colorado
January 14, 2000

                           DEMAND MANAGEMENT, INC. AND
                       HEALTH DECISIONS INTERNATIONAL, LLC

                           CONSOLIDATED BALANCE SHEET

                                December 31, 1998
                        (In thousands, except share data)


                                ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                                    $         467
   Accounts receivable, net                                                                               500
   Inventories                                                                                            270
   Prepaid expenses                                                                                        88
                                                                                                ---------------

Total current assets                                                                                    1,325

PROPERTY AND EQUIPMENT - AT COST
   Furniture and fixtures                                                                                 949
   Computer equipment and software                                                                        972
   Leasehold improvements                                                                                 365
                                                                                                ---------------
                                                                                                        2,286
      Less accumulated depreciation and amortization                                                    1,267
                                                                                                ---------------

                                                                                                        1,019
OTHER ASSETS
      Product rights - net of accumulated amortization of $167,000                                         84
                                                                                                ---------------

Total assets                                                                                    $       2,428
                                                                                                ===============

            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
     Accounts payable - trade                                                                   $         104
     Accrued liabilities
          Accrued interest payable to related parties                                                      23
          Accrued compensation                                                                            159
          Reserve for performance guarantees                                                              200
          Other accrued liabilities                                                                       122
     Deferred revenue                                                                                     499
                                                                                                ---------------

Total current liabilities                                                                               1,107

LONG-TERM OBLIGATIONS
     Notes payable to related parties                                                                   2,700

COMMITMENTS AND CONTINGENCIES                                                                               -

MINORITY INTEREST - HDINC                                                                                 403

STOCKHOLDER'S EQUITY (DEFICIT)
    Common stock, no par value; 1,000 shares authorized; 500 shares
      issued and outstanding                                                                                -
    Paid in capital (deficit)                                                                          (1,685)
    Accumulated deficit                                                                                   (97)
                                                                                                ---------------
Total stockholder's equity (deficit)                                                                   (1,782)
                                                                                                ---------------

                                                                                                $       2,428
                                                                                                ===============

        The accompanying notes are an integral part of these statements.

                           DEMAND MANAGEMENT, INC. AND
                       HEALTH DECISIONS INTERNATIONAL, LLC

                      CONSOLIDATED STATEMENT OF OPERATIONS

                          Year ended December 31, 1998
                                 (In thousands)




Net revenue                                                                                      $      4,478

Cost of revenue                                                                                         3,074
                                                                                                 -------------

         Gross profit                                                                                   1,404

Operating expenses:
    Sales and marketing                                                                                   816
    General and administrative                                                                          2,840
    Research and development                                                                              455
                                                                                                 -------------
                                                                                                        4,111
                                                                                                 -------------

          Operating loss                                                                               (2,707)

Other income (expense)
     Marketing fee - related party                                                                        900
     Interest expense - related party                                                                  (1,220)
     Other                                                                                                 30
                                                                                                 -------------
                                                                                                         (290)
                                                                                                 -------------

NET LOSS INCLUDING MINORITY INTEREST AND LOSS PRIOR TO
   RECAPITALIZATION                                                                                    (2,997)

LOSS PRIOR TO RECAPITALIZATION                                                                          2,868
                                                                                                 -------------

NET LOSS INCLUDING MINORITY INTEREST                                                                    (129)

MINORITY INTEREST - HDINC                                                                                 32
                                                                                                 -------------

NET LOSS                                                                                         $       (97)
                                                                                                 =============



        The accompanying notes are an integral part of these statements.

                           DEMAND MANAGEMENT, INC. AND
                       HEALTH DECISIONS INTERNATIONAL, LLC

            CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)

                          Year ended December 31, 1998
                        (In thousands, except share data)

                                                  Common stock
                                       -----------------------------------    -------------------    ------------------
                                         Number of                                                      Accumulated
                                           Shares              Amount          Paid in Capital            Deficit
                                       ---------------     ---------------    -------------------    ------------------

    Balance, January 1, 1998                        -      $            -     $                -     $              -

    Issuance of 500 shares of common
     stock at $0.10/share                         500                   -                      -                    -

    Paid in capital resulting from
     recapitalization as of
     December 18, 1998                              -                   -                 (1,685)                   -

    Net loss                                        -                   -                      -                  (97)
                                       ===============     ===============    ===================    ==================
    Balance, December 31, 1998                    500      $            -     $           (1,685)    $            (97)
                                       ===============     ===============    ===================    ==================








        The accompanying notes are an integral part of these statements.

                           DEMAND MANAGEMENT, INC. AND
                       HEALTH DECISIONS INTERNATIONAL, LLC

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                          Year ended December 31, 1998
                                 (In thousands)


Cash flows from operating activities:
     Net loss including minority interest and loss prior to recapitaliztion                        $       (2,997)
     Adjustments to reconcile net loss to cash used in operating activities:
       Interest expense converted to equity                                                                 1,189
       Depreciation and amortization                                                                          573
       Changes in assets and liabilities
         Increase in accounts receivable                                                                      (55)
         Decrease in prepaid and other assets                                                                  10
         Increase in inventory                                                                                (48)
         Decrease in accounts payable                                                                         (11)
         Increase in accrued liabilities                                                                       38
         Decrease in deferred revenue                                                                        (773)
                                                                                                   ---------------

Net cash used in operating activities                                                                      (2,074)

Cash flows from investing activities:
     Acquisition of property and equipment                                                                   (237)

Cash flows from financing activities:
     Payments on long-term debt                                                                              (700)
     Proceeds from long-term debt                                                                           2,700
     Payments on capital lease obligations                                                                    (22)
                                                                                                   ----------------
Net cash provided by financing activities                                                                   1,978
                                                                                                   ----------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                                    (333)

Cash and cash equivalents, beginning of year                                                                  800
                                                                                                   ----------------

Cash and cash equivalents, end of year                                                             $          467
                                                                                                   ================

CASH PAID DURING THE YEAR FOR:
     Interest                                                                                      $            8

NON-CASH FINANCING ACTIVITIES:
     Conversion of debt to equity                                                                  $       16,829
     Note payable used to finance investment                                                                2,000



 The accompanying notes are an integral part of these statements statements.

                           DEMAND MANAGEMENT, INC. AND
                       HEALTH DECISIONS INTERNATIONAL, LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31,1998

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of demand management, inc. (DMI) and Health Decisions International, LLC (HDILLC) significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

1.  HISTORY AND BUSINESS ACTIVITY

   DMI was incorporated on December 8, 1998 in the State of Colorado for the purpose of consummating the transaction discussed in note (B) that would result in DMI acquiring a 70% ownership in HDILLC.

   HDILLC develops, provides and supports a broad range of personal health information, referral and nurse counseling services to customers throughout the United States. The five key target audiences for such services in the health care market are consumers, payers, employers, providers and pharmaceutical companies. HDILLC's focus is on understanding the psychosocial factors that affect healthcare utilization and how this information can be used to direct healthcare consumers to the appropriate source of care. The key components of HDILLC'S health information services are (1) recruiting and enrolling candidates, (2) capturing and integrating clinical and demographic information, (3) developing and delivering coordinated consumer interventions, (4) educating and supporting individuals in managing their health from common everyday symptoms to chronic illness, (5) providing valuable outcomes and demographic reporting, and (6) creating a portal through which a customer, member or patient can access a variety of services under a familiar identity.

   HDILLC was organized and created on January 1, 1995, under the provisions of the Colorado Limited Liability Company Act. At December 31, 1998, HDILLC was owned, 70% by DMI and 30% by Health Decisions, Inc. (HDINC). One individual owns 100% of DMI and 94% of HDINC at December 31, 1998. In January 1999, DMI's sole shareholder became the sole shareholder of HDINC when HDINC bought back 6,000 shares of its common stock. See note I.

2. GENERAL POLICY

   The consolidated financial statements include the accounts of Demand Management, Inc. and its 70% owned subsidiary, Health Decisions International, LLC. All material intercompany accounts and transactions have been eliminated.

3. REVENUE RECOGNITION

   Revenue is recognized in the period in which services are performed or when products are shipped. HDILLC has guaranteed certain performance criteria, which varies from customer to customer. HDILLC has established an adequate reserve for any potential failure to meet established performance criteria.

4.  INVENTORIES

   Inventories are stated at the lower of cost or market. Cost is determined principally by the first-in, first-out method as follows:

   Communication materials                                  $ 150,000
   Books for resale                                           120,000
                                                           ===========
                                                            $ 270,000
                                                           ===========

5.  DEPRECIATION AND AMORTIZATION

   Depreciation and amortization are provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives. Leasehold improvements are amortized over the lives of the respective leases, or the service lives of the improvements, whichever is shorter. Intangible assets are amortized over their estimated useful lies. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes as follows:

                                                        Estimated Life
                                                     ----------------------
   Furniture and fixtures                                         5 years
   Computer equipment and software                              3-5 years
   Leasehold improvements                                   Life of lease
   Intangible assets                                              5 years


6. INCOME TAXES

   No income tax provision related to DMI has been included within the accompanying financial statements, as net earnings or losses of DMI are attributed to the stockholders pursuant to DMI's election with the Internal Revenue Service to be treated as an S corporation for tax purposes.

   No income tax provision related to HDIILC has been included within the accompanying statements, as net earnings or losses of HDILLC are attributed to the members pursuant to HDILLC's status as a limited liability company.

7. USE OF ESTIMATES

   In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.
   Actual results could differ from those estimates.

8. CASH EQUIVALENTS

   For the purposes of the statement of cash flows, all highly liquid cash investments with an original maturity of three months or less are considered to be cash equivalents.

9. RESEARCH AND DEVELOPMENT

   Research and development costs are expensed as incurred.

10. FINANCIAL INSTRUMENTS

   The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of those instruments. The carrying amount of notes payable approximates fair value because the stated interest rates on the notes are the current rates being offered to DMI and HDILLC or due to the related party nature of the notes.

NOTE B - SIGNIFICANT EVENT

   On December 18, 1998, an assignment agreement was entered into between DMI and HDILLC's former minority member and note holder. This agreement transferred all HDILLC obligations with the former minority member to DMI for $700,000 cash and a $2,000,000 note payable. Total obligations assigned to DMI were $19,529,000, comprised of $4,000,000 in advances on a line of credit facility, $2,779,000, and $12,750,000 in notes payable.

   Upon assignment of these obligations the majority member exercised the right to convert these obligations to members' capital. Because of the common control of DMI, HDINC and HDILLC, the transaction was treated as a recapitalization and the excess purchase price of $1,759,000 over book value was recorded to paid-in capital. HDILLC operations for the entire year will be recognized in the consolidated statements; however, only losses subsequent to recapitalization will be included in ending accumulated deficit. All losses and equity prior to recapitalization will be considered paid in capital.

NOTE C - MARKETING FEE

   In 1995, HDILLC received $1,000,000 in relation to a marketing agreement with HDILLC's former minority member and note holder. In exchange for the fee paid, the member received exclusive marketing rights for HDILLC's products and 10% commissions on all sales generated within a defined territory. This agreement had a thirty-year term and required HDILLC and the former minority member to work together to provide marketing materials and support. The marketing fee was being amortized into income over the thirty-year term. This agreement was cancelled on February 24, 1998 and the remaining unamortized balance of $900,000 was recorded as income in 1998.

   Upon cancellation, the former minority member was relieved of its obligation to perform substantive current and future marketing obligations to HDILLC, including the development and implementation of a marketing plan for their territory and providing employees for these marketing efforts.

NOTE D - DEFERRED REVENUE

   For certain contracts for services, HDILLC receives a portion of the service and communication fees in advance. This revenue is deferred and amortized over the period of the contract for which the advance was received.

NOTE E- LONG-TERM OBLIGATIONS

   NOTES PAYABLE

   In connection with the transaction discussed in note B, at December 31, 1998 DMI owed $2,000,000 under a secured note payable to HDILLC's former 12% minority member. Interest on the note is stated at 30% per annum. Principal and interest are due and payable in full on December 30, 2000. This note is secured by DMI's and HDINC's ownership interest in HDILLC and all tangible and intangible property of HDILLC. This note is guaranteed by HDINC.

   At December 31, 1998, DMI owed $700,000 under an unsecured note payable to HDINC. Interest on the note is stated at 5.25% per annum. Annual installments of accrued and unpaid interest are due and payable on December 31, of each calendar year, beginning December 31, 1999. Principal and all accrued and unpaid interest are due and payable in full on December 31, 2003.

   Maturities of notes payable are as follows as of December 31, 1998:

  Year ending December 31,
      1999                                           $         -
      2000                                             2,000,000
      2001                                                     -
      2002                                                     -
      2003                                               700,000
                                                     -----------
                                                     $ 2,700,000
                                                     ===========

   COMMERCIAL LINE OF CREDIT

   On December 24, 1997, HDILLC entered into a commercial line of credit agreement with its former minority member, which provided up to $4,000,000 through December 31, 1998. Each $1,000,000 drawn was convertible into equity in HDILLC. The interest rate on any borrowings was 8%. Interest was not due until 2.5 years after the date of borrowing, at which time accrued interest would be treated as additional principal. Interest on existing principal and additional principal was payable quarterly. Principal was payable in a lump sum on the fifth anniversary of the borrowing date.

   During 1998, an additional $2,000,000 was drawn on the line. As discussed in note B, the entire drawn balance of $4,000,000 was acquired by DMI and, subsequently, converted to equity on December 18, 1998.

NOTE F - COMMITMENTS AND CONTINGENCIES

   HDILLC leases office space, computer equipment and office equipment under operating lease arrangements. The office space lease expired in March 1999. The lease was renewed in April 1999 for a five-year term. Total lease payments were $402,000 for the year ended December 31, 1998.

   The minimum rental commitments under the non-cancelable lease agreements, based on the five-year extension in April, 1999, are as follows:

         Year ending December 31,
         1999                                                $  262,000
         2000                                                   242,000
         2001                                                   248,000
         2002                                                   265,000
         2003                                                   290,000
         Thereafter                                              74,000
                                                              ---------
                                                             $1,381,000
                                                             ==========
NOTE G - RELATED PARTY TRANSACTIONS

   HDILLC signed an agreement with HDINC whereby HDILLC purchases books and pays an administration fee of 10% of the cost of all books ordered. HDILLC incurred approximately $86,000 in total book and administrative fee expenses in 1998. No related amounts were payable to this member at December 31, 1998.

   HDILLC had approximately $676,000 in sales to its former 12% minority member corporation in 1998. No amounts were receivable from this member at December 31, 1998.

   In February 1996, HDILLC signed an agreement, which provided the parent corporation of the former 12% minority member a discount of up to $100,000 annually on HDILLC's products and services. The discount was applicable for up to fifteen years and shall not result in more than 50% off the yearly cost of products and services provided. No discounts were given under this agreement in 1998. This agreement was terminated in conjunction with the assignment agreement discussed in note B.

NOTE H - MAJOR CUSTOMERS

   The following is a summary of significant customers as a percentage of total sales:

                           CUSTOMER                 1998
                           --------                 ----
                               A                    16%
                               B                    13
                               C                    12

NOTE I - SUBSEQUENT EVENTS

   In January 1999, DMI's sole shareholder became the sole shareholder of HDINC when HDINC bought back 6,000 shares of its common stock.

   In November 1999, OnHealth Network Company (OnHealth) acquired Health Decisions International, LLC (HDILLC). The acquisition of HDILLC was completed through the merger of two wholly owned subsidiaries of OnHealth with and into Demand Management, Inc. (DMI) and Health Decision, Inc. (HDINC). DMI and HDINC are the sole members of HDILLC.

   In the two mergers, OnHealth issued 1,004,227 shares of its common stock, subject to certain contingencies, to the sole shareholder of HDINC and DMI and is obligated to issue or has agreed to pay, subject to certain contingencies, a total of $3,217,000 in shares of common stock of OnHealth to satisfy existing obligations of HDINC, DMI, and HDILLC existing as of the closing of the mergers.

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Health Decisions, Inc.

We have audited the accompanying balance sheet of Health Decisions, Inc. as of December 31, 1998 and the related statements of operations and stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Health Decisions, Inc. as of December 31, 1998, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.



GRANT THORTON LLP


Denver, Colorado
February 7, 2000

                             HEALTH DECISIONS, INC.

                                  BALANCE SHEET

                                December 31, 1998
                        (In thousands, except share data)

                           ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                                    $          37
   Interest receivable from related parties                                                                30
                                                                                                ---------------

Total current assets                                                                                       67


PROPERTY AND EQUIPMENT - at cost                                                                            2
Less accumulated depreciation and amortization                                                              1
                                                                                                ---------------

                                                                                                            1

OTHER ASSETS
   Notes receivable from related parties                                                                1,048
   Investment in HDILLC                                                                                   403
                                                                                                ---------------
                                                                                                        1,451
                                                                                                ---------------

                                                                                                $       1,519
                                                                                                ===============

                 LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES                                                                                     $           -

STOCKHOLDERS' EQUITY
   Common stock, no par value; 1,000,000 authorized; 100,000 shares
     issued and outstanding                                                                                25
   Additional paid in capital                                                                          17,885
   Retained earnings                                                                                  (16,391)
                                                                                                ---------------
Total stockholders' equity                                                                              1,519
                                                                                                ---------------

                                                                                                $       1,519
                                                                                                ===============





        The accompanying notes are an integral part of these statements.

                             HEALTH DECISIONS, INC.

                             STATEMENT OF OPERATIONS

                          Year ended December 31, 1998
                                 (In thousands)




Commissions on sales to HDILLC (net of shipping costs)          $           12

Operating expenses:
     General and administrative                                             73
                                                                ----------------

          Operating loss                                                   (61)

Other income (expenses)
     Loss from HDILLC                                                   (2,521)
     Interest from related parties                                          55
                                                                ----------------
                                                                        (2,466)
                                                                ----------------

        NET LOSS                                                $       (2,527)
                                                                ================







        The accompanying notes are an integral part of these statements.

                             HEALTH DECISIONS, INC.

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                          Year ended December 31, 1998
                        (In thousands, except share data)

                                                  Common stock
                                       ------------------------------------     ------------------     ------------------
                                          Number of                               Additional Paid         Accumulated
                                           Shares               Amount              in Capital              Deficit
                                       ----------------     ---------------     ------------------     ------------------

    Balance, January 1, 1998                   100,000      $           25      $              -       $        (13,864)

    Additional paid in capital from
      shareholders                                   -                   -                    700                    -

    Contribution from shareholder for
      extinguishment of HDILLC debt                  -                   -                 17,185                    -

    Net loss                                         -                   -                     -                 (2,527)
                                       ================     ===============     ==================     ==================
    Balance, December 31, 1998                 100,000      $           25      $          17,885      $        (16,391)
                                       ================     ===============     ==================     ==================






        The accompanying notes are an integral part of these statements.

                             HEALTH DECISIONS, INC.

                            STATEMENTS OF CASH FLOWS

                          Year ended December 31, 1998
                                 (In thousands)

Cash flows from operating activities:
     Net income                                                                                   $        (2,527)
     Adjustments to reconcile net loss to cash used in operating activities:
         Depreciation and amortization                                                                          1
         Net loss on investment in HDILLC                                                                   2,505
         Changes in assets and liabilities:
           Decrease in accounts receivable                                                                     43
           Increase in interest receivable                                                                    (29)
                                                                                                   ----------------

Net cash used in operating activities                                                                          (7)

Cash flows from investing activities:
     Increase in notes receivable                                                                            (700)

Cash flows from financing activities:
     Additional paid in capital                                                                               700
                                                                                                   ----------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                                      (7)

Cash and cash equivalents, beginning of year                                                                   44
                                                                                                   ----------------

Cash and cash equivalents, end of year                                                             $           37
                                                                                                   ================







        The accompanying notes are an integral part of these statements.

                             HEALTH DECISIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31,1998


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of Health Decisions, Inc.'s (HDINC's) significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

1. HISTORY AND BUSINESS ACTIVITY

   HDINC was incorporated as Vickson, Inc. on May 20,1991 in the State of Colorado for any legal and lawful purpose pursuant to the Colorado Corporation Code. On September 16, 1992, Vickson, Inc.'s name was legally changed to Health Decisions, Inc. The primary purpose of HDINC is to be a holding company for the shareholders' investment in Health Decisions International, LLC (HDILLC) and the sale of books.

2. REVENUE RECOGNITION

   Revenue is recognized in the period in which products are shipped.

3. DEPRECIATION  AND AMORTIZATION

   Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes as follows:

                                                              Estimated Life
                                                          ----------------------
         Furniture and fixtures                                        5 years
         Computer equipment and software                             3-5 years


4. INCOME TAXES

   No income tax provision related to HDINC has been included within the accompanying financial statements, as net earnings or losses of HDINC are attributed to the stockholders pursuant to HDINC's election with the Internal Revenue Service to be treated as an S corporation for tax purposes.

5. USE OF ESTIMATES

   In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and abilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

6. CASH EQUIVALENTS

   For purposes of the statement of cash flows, all highly liquid cash investments with an original maturity of three months or less are considered to be cash equivalents.

7. INVESTMENTS

   At December 31, 1998 HDILLC was owned 70% by Demand Management, Inc. (DMI) and 30% by HDINC. One individual owns 100% of DMI and 94% of HDINC. The investment in HDILLC is being accounted for using the equity method due to the common control.

8. FINANCIAL INSTRUMENTS

   The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of those instruments. The carrying amount of notes receivable approximates market because of the related party nature of the notes.

NOTE B - SIGNIFICANT EVENT

   ASSIGNMENT AGREEMENT

   On December 18, 1998, in assignment agreement was entered into between Demand Management, Inc. (DMI), a corporation wholly owned by HDINC's majority shareholder, and HDILLC's minority member and note holder. This agreement transferred all HDILLC obligations with the minority member, totaling $19,529,000, to DMI for a price of $2,700,000.

   CONVERSION OF DEBT

   Upon assignment of these obligations DMI exercised its right to convert these obligation to members' capital. Because of the common control of DMI, HDINC and HDILLC, the transaction was considered a recapitalization. As a result of this transaction, the Company went from an 88% member interest in HDILLC to a 30% member interest.

NOTE C - NOTE RECEIVABLE

   The Company has a $400,000 unsecured 8% note receivable from it's majority shareholder. At December 31, 1998, $348,000 was outstanding. This note is receivable in full in April 2000.

   The Company has a $700,000 unsecured 5.25% note receivable from DMI. At December 31, 1998, the entire balance was outstanding. This note is receivable in December 2003.

NOTE D - INVESTMENT IN HDILLC

  Balance at December 31, 1997                             $ (14,277,000)

       Loss                                                   (2,521,000)
       Contribution from shareholder for
         extinguishment of debt                               17,185,000
       Interest                                                   16,000
                                                            -------------
  Balance at December 31, 1998                             $     403,000
                                                            =============



NOTE E- RELATED PARTY TRANSACTIONS

   HDINC signed an agreement with HDILLC whereby HDILLC purchases books from HDINC and pays an administration fee of 10% of the cost of all books ordered. 100% of HDINC's sales for the year ended December 31, 1998 were to HDILLC.

   In January, 1995, the HDILLC signed an employment agreement with the Company in which the parties agreed that the Company's majority shareholder will be employed by HDILLC until at least December 31, 1998.

NOTE F - SUBSEQUENT EVENTS

   In January 1999, HDINC bought back 6,000 shares of its common stock for $70,000. As a result of this transaction, HDINC is now owned by one individual.

   In November 1999, OnHealth Network Company (OnHealth) acquired Health Decisions International, LLC (HDILLC). The acquisition of HDILLC was completed through the merger of two wholly owned subsidiaries of OnHealth with and into Demand Management, Inc. (DMI) and Health Decision, Inc. (HDINC). DMI and HDINC are the sole members of HDILLC.

   In the two mergers, OnHealth issued 1,004,227 shares of its common stock, subject to certain contingencies, to the sole shareholder of HDINC and DMI and is obligated to issue or has agreed to pay, subject to certain contingencies, a total of $3,217,000 in shares of common stock of OnHealth to satisfy existing obligations of HDINC, DMI, and HDILLC existing as of the closing of the mergers.

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Health Decisions, Inc. and Health Decisions International, LLC

We have audited the accompanying consolidated balance sheets of Health Decisions, Inc. and Health Decision International, LLC as of December 31, 1997 and the related consolidated statements of operations, and accumulated deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Health Decisions, Inc. and Health Decision International, LLC as of December 31, 1997, and the consolidated results of their operations and their consolidated cash flows for the year then ended, in conformity with generally accepted accounting principles.



GRANT THORTON LLP


Denver, Colorado
January 20, 2000

                           HEALTH DECISIONS, INC. AND
                       HEALTH DECISIONS INTERNATIONAL, LLC

                           CONSOLIDATED BALANCE SHEET

                                December 31, 1997
                                 (In thousands)

                                ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                                    $         853
   Accounts receivable - trade, net                                                                       390
   Accounts  receivable - other                                                                            57
   Inventories                                                                                            210
   Prepaid expenses                                                                                        98
                                                                                                ---------------

Total current assets                                                                                    1,608

PROPERTY AND EQUIPMENT - at cost

   Furniture and fixtures                                                                                 947
   Computer equipment and software                                                                        732
   Leasehold improvements                                                                                 365
   Projects in progress                                                                                     7
                                                                                                ---------------
                                                                                                        2,051
      Less accumulated depreciation and amortization                                                      744
                                                                                                ---------------

                                                                                                        1,307
OTHER ASSETS
   Notes receivable from majority shareholder                                                             347
   Product rights - net of accumulated amortization of $117,000                                           134
                                                                                                ---------------
                                                                                                          481
                                                                                                ---------------

                                                                                                $       3,396
                                                                                                ===============



        The accompanying notes are an integral part of these statements.

                           HEALTH DECISIONS, INC. AND
                       HEALTH DECISIONS INTERNATIONAL, LLC

                     CONSOLIDATED BALANCE SHEET (CONTINUED)

                                December 31, 1997
                        (In thousands, except share data)


                                  LIABILITIES

CURRENT LIABILITIES
      Notes payable to minority member                                                          $         750
      Current maturities of capital lease obligation                                                       22
      Accounts payable - trade                                                                            139
      Reserve for performance guarantees                                                                  200
      Accrued interest payable to minority member                                                       1,590
      Other accrued liabilities                                                                           207
      Deferred marketing fee revenue from minority member                                                  33
      Deferred revenue                                                                                    372
                                                                                                ---------------

Total current liabilities                                                                               3,313

LONG-TERM OBLIGATIONS, less current maturities
     Notes payable to minority member                                                                  12,000
     Commercial line of credit - minority member                                                        2,000
     Deferred revenue to minority member                                                                  867
                                                                                                ---------------
                                                                                                       14,867

COMMITMENTS AND CONTINGENCIES                                                                               -

MINORITY INTEREST                                                                                        (947)

STOCKHOLDERS' EQUITY (DEFICIT)
     Common stock, no par value; 1,000,000 shares authorized;
        100,000 shares issued and outstanding                                                              25
     Accumulated deficit                                                                              (13,862)
                                                                                                ---------------
Total stockholders' equity (deficit)                                                                  (13,837)
                                                                                                ---------------

                                                                                                $       3,396
                                                                                                ===============




        The accompanying notes are an integral part of these statements.

                           HEALTH DECISIONS, INC. AND
                       HEALTH DECISIONS INTERNATIONAL, LLC

          CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                          Year ended December 31, 1997
                                 (In thousands)



Net sales                                                                                $              5,671

Cost of  goods sold                                                                                     5,774
                                                                                         ----------------------

         Gross loss                                                                                     (103)

Operating expenses:
    Sales and marketing                                                                                 1,078
    General and administrative                                                                          3,195
    Research and development                                                                              672
                                                                                         ----------------------
                                                                                                        4,945
                                                                                         ----------------------

          Operating loss                                                                               (5,048)

Other income (expense)
     Marketing fee - minority member                                                                       33
     Interest expense - minority member                                                                (1,000)
     Other                                                                                                126
                                                                                         ----------------------
                                                                                                         (841)
                                                                                         ----------------------

    Net loss before minority interest                                                                  (5,889)

Minority interest                                                                                         700
                                                                                         ----------------------

    NET LOSS                                                                                           (5,189)

Beginning accumulated deficit                                                                          (8,673)
                                                                                         ----------------------

Ending accumulated deficit                                                               $            (13,862)
                                                                                         ======================





        The accompanying notes are an integral part of these statements.

                           HEALTH DECISIONS, INC. AND
                       HEALTH DECISIONS INTERNATIONAL, LLC

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          Year ended December 31, 1997
                                 (In thousands)

Cash flows from operating activities:
     Net loss                                                                                      $       (5,189)
     Adjustments to reconcile net loss to cash used in operating activities:
         Depreciation and amortization                                                                        532
         Minority interest                                                                                   (700)
         Changes in assets and liabilities:
           Decrease in accounts receivable                                                                     58
           Increase in prepaid and other assets                                                               (18)
           Decrease in inventory                                                                               68
           Decrease in accounts payable                                                                    (1,125)
           Increase in accrued liabilities                                                                    921
           Decrease in deferred revenue                                                                    (1,055)
                                                                                                   ----------------

Net cash used in operating activities                                                                      (6,508)

Cash flows from investing activities:
     Acquisition of property and equipment                                                                   (370)
     Decrease in notes receivable                                                                             175
                                                                                                   ----------------
Net cash used in investing activities                                                                        (195)

Cash flows from financing activities:
     Proceeds from short-term debt                                                                            750
     Proceeds from long-term debt                                                                           2,000
     Payments on capital lease obligations                                                                    (29)
                                                                                                   ----------------
Net cash provided by financing activities                                                                   2,721
                                                                                                   ----------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                                  (3,982)

Cash and cash equivalents, beginning of year                                                                4,835
                                                                                                   ----------------

Cash and cash equivalents, end of year                                                             $          853
                                                                                                   ================

CASH PAID DURING THE YEAR FOR:
     Interest                                                                                      $           10




        The accompanying notes are an integral part of these statements.

                           HEALTH DECISIONS, INC. AND
                       HEALTH DECISIONS INTERNATIONAL, LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1997



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of Health Decisions, Inc. (HDINC) and Health Decision International, LLC's (HDILLC) significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

I. HISTORY AND BUSINESS ACTIVITY

   HDINC was incorporated as Vickson, Inc. on May 20,1991 in the State of Colorado for any legal and lawful purpose pursuant to the Colorado Corporation Code. On September 16, 1992, Vickson, Inc.'s name was legally changed to Health Decisions, Inc. The primary purpose of HDINC is to be a holding company for HDILLC and the sale of books to HDILLC.

   HDILLC is a developer and provider of evidence based demand management solutions that control rising costs by managing health care demand. Its products include confidential 24-hour telephone assistance for plan members facing health decisions, triage and support services. In addition, HDILLC provides in-depth analysis of members' healthcare service utilization patterns to discover when and how members use providers and services. HDILLC also sells self-care books, which mobilize plan members to take responsibility for their health.

   HDILLC was organized and created on January 1, 1995, under the provisions of the Colorado Limited Liability Company Act. At December 31, 1997, HDILLC was owned 88% by HDINC, and 12% by another corporation. See note B for subsequent transactions in which another corporation, Demand Management, Inc. (DMI), acquired the 12% minority member's shares and HDILLC obligations. DMI then exercised its rights to convert HDILLC's debt obligations to ownership interest in HDILLC; thereby diluting HDINC's ownership in HDILLC to 30%. At the date of the transactions, one individual owned 100% of DMI and 94% of HDINC.

2. GENERAL POLICY

   The consolidated  financial  statements include the accounts of HDINC and its
   88%  owned  subsidiary,   HDILLC.  All  material  intercompany  accounts  and
   transactions have been eliminated.

3. REVENUE RECOGNITION

   Revenue is recognized in the period in which services are performed or when products are shipped. HDILLC has guaranteed certain performance criteria, which varies from customer to customer. HDILLC has established an adequate reserve for any potential failure to meet established performance criteria.

4. INVENTORIES

   Inventories are stated at the lower of cost or market. Cost is determined principally by the first-in, first-out method as follows:

                                                          1997
                                                  ------------------
       Communication materials                           $ 118,000
       Books for resale                                     92,000
                                                  =================
                                                         $ 210,000
                                                  =================


5. DEPRECIATION  AND AMORTIZATION

   Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter. Intangible assets are amortized over their estimated useful lives. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes as follows:

                                                            Estimated Life
                                                        ----------------------
         Furniture and fixtures                                        5 years
         Computer equipment and software                             3-5 years
         Leasehold improvements                                  Life of lease
         Intangible assets                                             5 years


6. INCOME TAXES
   No income tax provision related to HDINC has been included within the accompanying financial statements, as net earnings or losses of HDINC are attributed to the stockholders pursuant to HDINC's election with the Internal Revenue Service to be treated as an S corporation for tax purposes.

   No income tax provision related to HDILLC has been included within the accompanying financial statements, as net earnings or losses of HDIILC are attributed to the members pursuant to HDILLC's status as a limited liability company.

7. USE OF ESTIMATES

   In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and abilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

8. CASH EQUIVALENTS

   For purposes of the statement of cash flows, all highly liquid cash investments with an original maturity of three months or less are considered to be cash equivalents.

9. FINANCIAL INSTRUMENTS

   The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of those instruments. The carrying amount of notes receivable approximates market because the stated interest rates offered are current market rates. The carrying amount of notes payable approximates fair value because the stated interest rates on the notes are the current rates being offered to HDINC and HDILLC.


NOTE B - TERMINATION OF AGREEMENTS WITH MINORITY MEMBER

   MARKETING AGREEMENT

   During February 1998, the minority member cancelled its marketing agreement with HDILLC resulting in $900,000 reduction in deferred revenues.

   ASSIGNMENT AGREEMENT

   On December 18, 1998, an assignment agreement was entered into between DMI, a corporation wholly owned by HDINC's majority shareholder, and HDILLC's minority member and note holder. This agreement transferred all HDILLC obligations with the minority member and the minority member's equity interest in HDILLC to DMI for a price of $2,700,000. Total obligations assigned to DMI were $19,529,000.

   CONVERSION OF DEBT

   Upon assignment of these obligations, DMI exercised its right under the debt agreements to convert HDILLC debt obligations to members' capital. Because of the common control of DMI, HDINC and HDILLC, the transaction was considered a recapitalization.

NOTE C - NOTE RECEIVABLE

   HDINC has an unsecured 8% note receivable with a face value of $400,000 from its majority shareholder. At December 31, 1997, $347,000 is outstanding. The entire principal balance outstanding and any accrued interest thereon are receivable in full in April 2000.

NOTE D - NOTE PAYABLE

   At December 31, 1997, HDILLC owes $750,000 in uncollateralized notes payable to its minority rnember. $500,000 and $250,000 of the notes payable are due September 4, 1998, and October 10. 1998, respectively. Interest expense on these notes was $18,000 for 1997. See note B for subsequent assignment of these obligations.

NOTE E - DEFERRED REVENUE

   On certain contracts for services, HDILLC receives a portion of the service and communication fees at the beginning of the contract. This revenue is deferred and amortized over the period of the contract for which the advance was received.

   In addition, in 1995, HDILLC received $1,000,000 in relation to a marketing agreement with an equity member. In exchange for the fee paid, the member received exclusive marketing rights for HDILLC's products and 10% commissions on all sales generated. This agreement has a thirty-year term and requires HDILLC to provide all marketing materials and support. The marketing fee is being amortized into income over the thirty-year term. The remaining balance at December 31, 1997 was $900,000. See note B for discussion of cancellation of this agreement for the benefit of the minority member.

NOTE F- LONG-TERM OBLIGATIONS

   NOTES PAYABLE - MINORITY MEMBER

   Notes payable consist of the following at December 31, 1997:

   8 1/2% convertible note, due May 1999, uncollateralized          $ 1,000,000
   8 1/2% convertible note, due November 1999, uncollateralized       1,000,000
   8 % convertible note, due February 2001, uncollateralized          5,000,000
   8 % convertible note, due October 2001, uncollateralized           5,000,000
                                                                    -----------
                                                                    $12,000,000
                                                                    ===========

   The 8-1/2% convertible note payable due May 1, 1999, is due to the minority member, and is convertible into an 8% ownership interest in HDILLC. The conversion lights are exercisable until December 20, 1999. Commencing June
   30, 1997, HDILLC was required to pay accrued interest quarterly, and currently is in default on those payments.

   The 8-1/2% convertible note payable due November 1, 1999, is due to the minority member, and is convertible into a 10% ownership interest in HDILLC. The conversion rights are exercisable until November 22, 1999. Commencing December 31, 1997, HDILLC was required to pay accrued interest quarterly, and currently is in default on those payments.

   The 8% convertible note payable due February 2001, is due to the minority member, and is convertible into a 15% ownership interest in HDILLC to a minority member. The conversion rights are exercisable on or after February 14, 1997. HDILC is required to pay interest quarterly, and currently is in default on those payments.

   The 8% convertible note payable due October 2001, is due to the minority member, and is convertible into a 6% ownership interest in HDILLC. The conversion rights are exercisable on or after October 15, 1997. HDILLC is required to pay interest quarterly, and currently is in default on those payments.

   If HDILLC should fail to pay these notes, the minority member has the right to convert all of its convertible loans into additional ownership interests in HDILLC. All additional indebtedness, including unpaid principal balances and accrued interest, will be converted by the minority member into an additional 3% ownership interest in HDILLC. See note B for assignment of these obligations.

   The original aggregate scheduled principal payments, assuming debt is not converted by minority member, related to long-term notes payable are as follows:

      Year ending December 31,
        1998                                                      $          -
        1999                                                         2,000,000
        2000                                                                 -
        2001                                                        10,000,000
                                                                  ------------
                                                                  $ 12,000,000
                                                                  ============

   COMMERCIAL LINE OF CREDIT

   On December 24, 1997, HDILLC entered into a commercial line of credit agreement with the minority member, which provides up to $4,000,000 through December 31, 1998. Each $1,000,000 drawn is convertible into a 4% ownership interest in HDILLC. The interest rate on any borrowings is 8%. Interest will not be due until 2.5 years after the date of borrowing, at which time accrued interest will be treated as additional principal. Interest on existing principal and additional principal will be payable quarterly. At December 31, 1997, HDILLC has borrowed $2,000,000 against this line of credit. Principal is payable in a lump sum on the fifth anniversary of the borrowing date.

   During 1998, an additional $2,000,000 was drawn on the line. See note B for discussion of the assignment of these obligations.

   CAPITAL LEASE OBLIGATION

   During 1995, HDILLC entered into a three-year capital lease agreement for computer software. Lease payments totaled $29,000 in 1997. At December 31, 1997, the recorded costs of assets under capital lease and accumulated depreciation were $87,000 and $38,000, respectively.

   Future Payments on the capital lease are $22,000, due in 1998.

NOTE G - COMMITMENTS AND CONTINGENCIES

   HDILLC leases office space, computer equipment and office equipment under operating lease arrangements. The office space lease expired in March 1999. The lease was renewed in April 1999 for a five-year term. Total rent expense was $573,000 for the year ended December 31, 1997.

   The minimum rental commitments under the noncancelable lease agreements, including the five-year extension entered into in April 1999, are as follows:

                    Year ending December 31,
                       1998                                        $   365,000
                       1999                                            262,000
                       2000                                            242,000
                       2001                                            248,000
                       2002                                            265,000
                       Thereafter                                      364,000
                                                                    ----------
                                                                   $ 1,746,000
                                                                   ===========


   EQUITY AGREEMENT

   In January 1995, HDINC entered into an agreement with HDILLC's minority member that provides the minority member with the right of first refusal to purchase the equity of HDILLC.

   The aforementioned agreement does not apply to sales of up to 20% of equity to present and future employees of HDILLC. During 1997, no sales of member's equity were made to HDILLC employees.

NOTE H - RELATED PARTY TRANSACTIONS

   In January, 1995, HDILLC and HDINC signed an employment agreement with the principal shareholder in which the parties agreed that he would be employed until at least December 31, 1998.

   HDILLC had approximately $53,000 in sales to its minority member corporation in 1997. The amount receivable from this member was $53,000 at December 31, 1997.

   In February 1996, HDILLC signed an agreement, which provides the parent corporation of the minority member a discount of up to $100,000 annually, on products and services. The discount is applicable for up to fifteen years and shall not result in more than 50% off the yearly cost of products and services provided. No discounts were given under this agreement in 1997.


NOTE I - MAJOR CUSTOMERS

   The following is a summary of significant customers as a percentage of total sales for the year ended December 31, 1997:

                           Customer                  Percentage
                           --------                  ----------
                               A                         21%
                               B                         18
                               C                         14
                               D                         12
                               E                         10



NOTE J- MAJOR VENDORS

   For the year ended December 31, 1997, HDILLC purchased services from one vendor related to call center operations. These purchases accounted for 32% of total purchases. Subsequently, these services were brought in house and the vendor is no longer being utilized.

NOTE K - SUBSEQUENT EVENTS

   In January 1999, HDINC bought back 6,000 shares of its common stock for $70,000. As a result of this transaction, HDINC is now owned by one individual.

   In November 1999, OnHealth Network Company (OnHealth) acquired Health Decisions International, LLC (HDILLC). The acquisition of HDILLC was completed through the merger of two wholly owned subsidiaries of OnHealth with and into Demand Management, Inc. (DMI) and Health Decision, Inc. (HDINC). DMI and HDINC are the sole members of HDILLC.

   In the two mergers, OnHealth issued 1,004,227 shares of its common stock, subject to certain contingencies, to the sole shareholder of HDINC and DMI and is obligated to issue or has agreed to pay, subject to certain contingencies, a total of $3,217,000 in shares of common stock of OnHealth to satisfy existing obligations of HDINC, DMI, and HDILLC existing as of the closing of the mergers.

                           DEMAND MANAGEMENT, INC. AND
                       HEALTH DECISIONS INTERNATIONAL, LLC

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                              September 30,       December 31,
                                                                                 1999                1998
                                                                           -----------------    ---------------

                                ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                               $            99      $         467
   Accounts receivable, net                                                            511                500
   Inventories                                                                         200                270
   Prepaid expenses                                                                    100                 88
                                                                           -----------------    ---------------
Total current assets                                                                   910              1,325

PROPERTY AND EQUIPMENT AT COST
   Furniture and fixtures                                                              949                949
   Computer equipment and software                                                   1,076                972
   Leasehold improvements                                                              365                365
                                                                           -----------------    ---------------
                                                                                     2,390              2,286
      Less accumulated depreciation and amortization                                 1,605              1,267
                                                                           -----------------    ---------------
                                                                                       785              1,019
OTHER ASSETS
   Product rights - net of accumulated amortization of $205,000
    and $167,000, respectively                                                          46                 84
                                                                           -----------------    ---------------
Total assets                                                               $         1,741      $       2,428
                                                                           =================    ===============

                 LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
   Note payable                                                            $           255      $           -
   Current maturities of capital lease obligation                                        3                  -
   Accounts payable - trade                                                            233                104
   Accrued interest payable                                                            499                 23
   Accrued compensation                                                                162                159
   Accrued liabilities                                                                 324                322
   Deferred revenue                                                                    628                499
                                                                           -----------------    ---------------

Total current liabilities                                                            2,104              1,107

LONG-TERM OBLIGATIONS, less current maturities
   Notes payable                                                                     2,700              2,700
   Capital lease obligation                                                             28                  -
                                                                           -----------------    ---------------

Total long-term obligations                                                          2,728              2,700

MINORITY INTEREST - HDINC                                                               32                403

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock, no par value; 1,000 shares authorized; 500 shares
      issued and outstanding                                                             -                  -
   Paid-in-capital (deficit)                                                        (1,685)            (1,685)
   Accumulated deficit                                                              (1,438)               (97)
                                                                           -----------------    ---------------
Total stockholders' equity (deficit)                                                (3,123)            (1,782)
                                                                           -----------------    ---------------
Total liabilities and stockholders' equity (deficit)                       $         1,741       $      2,428
                                                                           =================    ===============

        See notes to unaudited consolidated condensed financial statements.

                           DEMAND MANAGEMENT, INC. AND
                       HEALTH DECISIONS INTERNATIONAL, LLC

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                 (In thousands)
                                  (Unaudited)


                                                             Nine Months Ended
                                                                 September 30,
                                                                     1999
                                                          ----------------------

Net revenue                                                $             2,944

Cost of revenue                                                          1,815
                                                          ----------------------

         Gross profit                                                    1,129

Operating expenses:
    Sales and marketing                                                    380
    General and administrative                                           1,774
    Research and development                                               213
                                                          ----------------------
                                                                         2,367
                                                          ----------------------

          Operating loss                                                (1,238)

Interest income/(expense)                                                 (474)
                                                          ----------------------

NET LOSS INCLUDING MINORITY INTEREST                                    (1,712)

MINORITY INTEREST                                                          371
                                                          ----------------------

NET LOSS                                                  $             (1,341)
                                                          ======================





         See notes to unaudited consolidated condensed financial statements.

                           DEMAND MANAGEMENT, INC. AND
                       HEALTH DECISIONS INTERNATIONAL, LLC

                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                  (Unaudited)

                                                                                                Nine Months
                                                                                                   Ended
                                                                                               September 30,
                                                                                                    1999
                                                                                              -----------------


Cash flows from operating activities:
     Net loss                                                                                $       (1,712)
     Adjustments to reconcile net loss to cash used
          in operating activities:
        Depreciation and amortization                                                                   376
        Changes in assets and liabilities
          Increase in accounts receivable                                                               (11)
          Increase in prepaids and other current assets                                                 (12)
          Decrease in inventory                                                                          70
          Increase in accounts payable                                                                  129
          Increase in accrued liabilities                                                                 4
          Increase in accrued interest payable                                                          476
          Increase in deferred revenue                                                                  129
                                                                                             ------------------

Net cash used in operating activities                                                                  (551)

Cash flows from investing activities:
     Acquisition of property and equipment                                                              (65)
                                                                                             ------------------
Net cash used in investing activities                                                                   (65)

Cash flows from financing activities:
     Proceeds from short-term debt                                                                      255
     Proceeds of loan from shareholder                                                                    1
     Payments on capital lease obligations                                                               (8)
                                                                                             ------------------
Net cash provided by financing activities                                                               248
                                                                                             ------------------

Net decrease in cash and cash equivalents                                                              (368)
Cash and cash equivalents at beginning of period                                                        467
                                                                                             ==================
Cash and cash equivalents at end of period                                                   $           99
                                                                                             ==================

CASH PAID DURING THE YEAR FOR:
     Interest                                                                                $            2

NON-CASH FINANCING ACTIVITIES:
     Acquisition of assets through capital lease                                             $           39


        See notes to unaudited consolidated condensed financial statements.

                           DEMAND MANAGEMENT, INC. AND
                       HEALTH DECISIONS INTERNATIONAL, LLC

              NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                               September 30, 1999


   The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the financial statements for the years ended December 31, 1998 and 1997 and notes thereto included herein.

   1. HISTORY AND BUSINESS ACTIVITY

   Demand Management, Inc. ("DMI") was incorporated on December 8, 1998 in the State of Colorado for the purpose of consummating a transaction which resulted in DMI acquiring a 70% ownership in Health Decisions International, LLC ("HDILLC").

   HDILLC develops, provides and supports a broad range of personal health information, referral and nurse counseling services to customers throughout the United States. The five key target audiences for such services in the health care market are consumers, payers, employers, providers and pharmaceutical compar6cs. HDILLC's focus is on understanding the psychosocial factors that affect healthcare utilization and how this information can be used to direct healthcare consumers to the appropriate source of care. The key components of HDILLC'S health information services are (1) recruiting and enrolling candidates, (2) capturing and integrating clinical and demographic information, (3) developing and delivering coordinated consumer interventions, (4) educating and supporting individuals in managing their health from common everyday symptoms to chronic illness, (5) providing valuable outcomes and demographic reporting, and (6) creating a portal through which a customer, member or patient can access a variety of services under a familiar identity.

   HDILLC was organized and created on January 1, 1995, under the provisions of the Colorado Limited Liability Company Act. At September 30, 1999, HDILLC was owned, 70% by DMI and 30% by Health Decisions, Inc. ("HDINC").

2.  GENERAL POLICY

   The consolidated financial statements include the accounts of Demand Management, Inc. and its 70% owned subsidiary, Health Decisions International, LLC. All material intercompany accounts and transactions have been eliminated.

3. RECLASSIFICATIONS

   Certain reclassifications have been made to prior year amounts to conform to the 1999 presentation.

4.  NOTES PAYABLE

   At September 30, 1999, the Company owed $255,000 in collateralized notes payable to the Company's sole stockholder. The notes have due dates which vary from 6/99 through 10/99.

5.  CAPITAL LEASE

   During February 1999, the Company signed a 36-month $38,000 capital lease for computer equipment containing a bargain purchase option at the end of the lease.

6.  SUBSEQUENT EVENTS

   On November 29, 1999, OnHealth Network Company, a Washington corporation (the "Company"), acquired Health Decisions International, LLC, a Colorado limited liability company ("HDI, LLC"). The acquisition of HDI, LLC was completed through the merger of two wholly owned subsidiaries of the Company with and into Demand Management, Inc., a Colorado corporation ("DMI") and Health Decisions, Inc., a Colorado corporation ("HDINC"). DMI and HDINC are the sole members of HDI, LLC (collectively "HDI").

   In the two mergers, the Company issued 1,004,227 shares of its common stock, subject to certain contingencies, to Donald M. Vickery, the sole shareholder of HDINC and DMI. In addition, the Company is obligated to issue shares of the Company's common stock or to pay in cash total consideration of approximately $3,217,000 to satisfy obligations of HDI existing as of the closing of the mergers. The acquisition will be accounted for using the purchase method of accounting. Health Decisions International offers software tools and telephone counseling by nurses that guide its six million members through the health information maze to help them make more informed health choices.

   Subsequent to September 30, 1999, all of the $255,000 of notes payable outstanding at September 30, 1999 were paid. The Company signed additional unsecured notes totaling $150,000, payable to the sole stockholder, $100,000 of which have been paid and $50,000 of which was charged to additional paid in capital.

                             HEALTH DECISIONS, INC.

                             CONDENSED BALANCE SHEET
                        (In thousands, except share data)


                                                              September 30,       December 31,
                                                                  1999                1998
                                                           ------------------    --------------
                                                               (Unaudited)
                                     ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                $             2       $         37
   Interest receivable from related parties                              78                 30
                                                            ------------------   --------------

Total current assets                                                     80                 67

PROPERTY AND EQUIPMENT - at cost                                          2                  2
   Less accumulated depreciation and amortization                         1                  1
                                                            ------------------   --------------

                                                                          1                  1
OTHER ASSETS
   Notes receivable from related parties                              1,048              1,048
   Investment in HDILLC                                                  32                403
                                                            ------------------   --------------

Total assets                                                $         1,161      $       1,451
                                                            ==================   ==============

                   LIABILITIES AND MEMBERS' EQUITY

LIABILITIES                                                 $             -      $           -


STOCKHOLDERS' EQUITY
   Common stock, no par value; 1,000,000 shares
     authorized; 94,000 shares outstanding                               23                 25
   Additional paid in capital                                        17,884             17,885
   Retained earnings                                                (16,746)           (16,391)
                                                            ------------------   --------------
Total stockholders' equity                                            1,161              1,519
                                                            ------------------   --------------
Total liabilities and stockholders' equity                  $         1,161      $       1,519
                                                            ==================   ==============





        See notes to unaudited condensed financial statements.

                             HEALTH DECISIONS, INC.

                        CONDENSED STATEMENT OF OPERATIONS
                                 (In thousands)
                                  (Unaudited)

                                                               Nine Months
                                                                 Ended
                                                              September 30,
                                                                  1999
                                                           ------------------

Commissions on sales to HDILLC (net of shipping costs)     $              -

Operating expenses:
    General and administrative                                            2
                                                            ------------------

          Operating loss                                                 (2)

Other income/(expense)
     Interest income/(expense)                                            48
     Equity investment in HDILLC                                        (371)
                                                            ------------------
                                                                        (323)
                                                            ------------------

NET LOSS                                                    $           (325)
                                                            ==================



             See notes to unaudited condensed financial statements.

                             HEALTH DECISIONS, INC.

                        CONDENSED STATEMENT OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                                                 Nine Months
                                                                                                    Ended
                                                                                                September 30,
                                                                                                    1999
                                                                                             ------------------
Cash flows from operating activities:
     Net loss                                                                                $         (325)
     Adjustments to reconcile net loss to cash used In operating activities:
         Depreciation and amortization                                                                    -
         Net loss in investment in HDILLC                                                               371
         Changes in assets and liabilities:
           Increase in interest receivable                                                              (48)
                                                                                             ------------------

Net cash used in operating activities                                                                    (2)

Cash flows from financing activities:
    Capital contribution by stockholder                                                                  67
    Purchase of common stock for retirement                                                             (70)
    Cash dividends paid                                                                                 (30)
                                                                                             ------------------

Net cash used by financing activities                                                                   (33)
                                                                                             ------------------

Net decrease in cash and cash equivalents                                                               (35)
Cash and cash equivalents at beginning of period                                                         37
                                                                                             ------------------
Cash and cash equivalents at end of period                                                   $            2
                                                                                             ==================

NON-CASH FINANCING ACTIVITY:
Note payable to stockholder converted to paid in capital                                     $          700



             See notes to unaudited condensed financial statements.

                             HEALTH DECISIONS, INC.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

                               September 30, 1999



The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the financial statements for the years ended December 31, 1998 and 1997 and notes thereto included herein.


I. HISTORY AND BUSINESS ACTIVITY

   Health Decisions, Inc. ("HDINC") was incorporated as Vickson, Inc. on May 20,1991 in the State of Colorado for any legal and lawful purpose pursuant to the Colorado Corporation Code. On September 16, 1992, Vickson, Inc.'s name was legally changed to Health Decisions, Inc. The primary purpose of HDINC is to be a holding company for the shareholders' investment in Health Decisions International, LLC (HDILLC) and the sale of books.

2.  NOTE RECEIVABLE

   The Company has a $400,000 unsecured 8% note receivable from its majority shareholder. At September 30, 1998, $348,000 was outstanding. This note is receivable in full in April 2000.

   The Company has a $700,000 unsecured 5.25% note receivable from DMI. At September 30, 1998, the entire balance was outstanding. This note is receivable in December 2003.

3.  INVESTMENT IN HDILLC

  Balance at December 31, 1998                             $ 403,000

       Loss from HDILLC                                     (371,000)
                                                           ----------
  Balance at September, 1998                               $  32,000
                                                           ==========


4.  EQUITY TRANSACTION

   In January 1999, HDINC bought back 6,000 shares of its common stock for $70,000, which were retired. As a result of this transaction, HDINC is now owned by one individual.

5.  SUBSEQUENT EVENT

   On November 29, 1999, OnHealth Network Company, a Washington corporation (the "Company"), acquired Health Decisions International, LLC, a Colorado limited liability company ("HDI, LLC"). The acquisition of HDI, LLC was completed through the merger of two wholly owned subsidiaries of the Company with and into Demand Management, Inc., a Colorado corporation ("DMI") and Health Decisions, Inc., a Colorado corporation ("HDINC"). DMI and HDINC are the sole members of HDI, LLC (collectively "HDI").

   In the two mergers, the Company issued 1,004,227 shares of its common stock, subject to certain contingencies, to Donald M. Vickery, the sole shareholder of HDINC and DMI. In addition, the Company is obligated to issue shares of the Company's common stock or to pay in cash total consideration of approximately $3,217,000 to satisfy obligations of HDI existing as of the closing of the mergers. The acquisition will be accounted for using the purchase method of accounting.

                           HEALTH DECISIONS, INC. AND
                       HEALTH DECISIONS INTERNATIONAL, LLC

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                 (In thousands)
                                  (Unaudited)

                                                            Nine Months
                                                               Ended
                                                           September 30,
                                                               1998
                                                            ------------
Net revenue                                                 $    3,348

Cost of revenue                                                  2,414
                                                            -------------

         Gross profit                                              934

Operating expenses:
    Sales and marketing                                            630
    General and administrative                                   2,235
    Research and development                                       350
                                                            --------------
                                                                 3,215
                                                            --------------

          Operating loss                                        (2,281)

Other income/(expense)
     Interest income/(expense)                                    (948)
     Other income                                                   58
                                                            --------------
                                                                  (890)

NET LOSS INCLUDING MINORITY INTEREST                            (3,171)

MINORITY INTEREST                                                  380

                                                            ==============
NET LOSS                                                    $   (2,791)
                                                            ==============

                           HEALTH DECISIONS, INC. AND
                       HEALTH DECISIONS INTERNATIONAL, LLC

                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                  (Unaudited)

                                                                                                Nine Months
                                                                                                  Ended
                                                                                               September 30,
                                                                                                   1998
                                                                                             ------------------
Cash flows from operating activities:
     Net loss                                                                                $       (3,171)
     Adjustments to reconcile net loss to cash used
          in operating activities:
         Depreciation and amortization                                                                  400
         Changes in assets and liabilities
           Increase in accounts receivable                                                             (182)
           Increase in prepaids and other current assets                                                (25)
           Increase in inventory                                                                        (54)
           Decrease in accounts payable                                                                 (55)
           Increase in accrued liabilities                                                            1,063
           Increase in deferred revenue                                                                 133
                                                                                             ------------------

Net cash used in operating activities                                                                (1,891)

Cash flows from investing activities:
    Acquisition of property and equipment                                                              (224)
                                                                                             ------------------
Net cash used in investing activities                                                                  (224)

Cash flows from financing activities:
    Proceeds from line of credit                                                                      2,000
    Payments on capital lease obligations                                                               (22)
                                                                                             ------------------
Net cash provided by financing activities                                                             1,978
                                                                                             ------------------

Net decrease in cash and cash equivalents                                                              (137)
Cash and cash equivalents at beginning of period                                                        853
                                                                                             ==================
Cash and cash equivalents at end of period                                                   $          716
                                                                                             ==================

CASH PAID DURING THE YEAR FOR:
    Interest                                                                                 $            6


(b) Unaudited pro forma financial information

         The following unaudited pro forma combined condensed financial statements give effect to BabyData acquisition, which occurred on September 9, 1999, and the HDI acquisition, which occurred on November 29, 1999. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The estimated fair values of the assets and liabilities of BabyData and HDI have been combined with the recorded values of the assets and liabilities of OnHealth in the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed balance sheet gives effect to the HDI merger as if it had occurred on September 30, 1999. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 give effect to the BabyData and HDI acquisitions as if they had occurred on January 1, 1998.

         The unaudited pro forma combined condensed financial statements are for illustrative purposes only and do not purport to represent what OnHealth's financial position or results of operations would have been if the acquisitions had occurred on such dates or to project OnHealth's financial position or results of operations as of any future date or for any future period. The unaudited pro forma combined condensed financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of OnHealth included in its: (a) Annual Report on Form 10-K, as amended, for the year ended December 31, 1998 and (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, as well as the historical financial statements and the related notes thereto of BabyData included in OnHealth's Current Report on Form 8-K filed on November 23, 1999 and of HDI included in this report.

         The unaudited pro forma adjustments have been applied to the financial information derived from the financial statements of OnHealth, BabyData and HDI to account for the acquisitions as a purchase and, accordingly, the assets acquired and liabilities assumed are reflected at their estimated fair values.

         The unaudited pro forma financial information has been prepared based on the assumptions described in the notes thereto and includes assumptions relating to the allocation of the consideration paid for the assets of BabyData and HDI based on the estimates of their fair value. In the opinion of OnHealth, all adjustments necessary to present fairly such unaudited pro forma financial information have been made based on the terms and structure of the acquisitions.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            As of September 30, 1999
                                 (In thousands)
                                   (Unaudited)

                                                                                                         HDI
                                                                         DMI                          Pro Forma          Pro Forma
                                                    OnHealth        Consolidated        HD, Inc.     Adjustments   ref    Balances
                                                  -------------    ----------------    ------------ ---------------    -------------

ASSETS

Current assets:
      Cash and cash equivalents                   $     4,973      $            99     $        2    $           -      $     5,074
      Restricted cash                                     500                    -              -                -              500
      Accounts receivable                                                      511              -                -            1,357
                                                          846
      Interest receivable                                   -                                  78             (27) f             51
      Inventories                                           -                  200              -                -              200
      Prepaid advertising                               8,234                    -              -                -            8,234
      Other current assets                                209                  100              -                -              309
                                                  -------------    ----------------    ------------ ---------------    -------------
Total current assets                                   14,762                  910             80             (27)           15,725

Furniture and equipment, net                                                   785              1                -            1,967
                                                        1,181
Goodwill and intangibles, net                           3,482                   46              -            6,559  e        10,087
Loans receivable                                            -                    -            348                               348
Notes receivable                                            -                    -            700            (700)  f             -
Investment in LLC                                           -                    -             32             (32)  d             -
Other non-current assets                                   46                    -              -                -               46
                                                  =============    ================    ============ ===============    =============
Total assets                                      $    19,471      $         1,741     $    1,161   $        5,800     $     28,173
                                                  =============    ================    ============ ===============    =============

      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                             $     3,643      $           233     $        -   $            -     $      3,876
     Interest payable                                       -                  499              -              (27) f           472
     Note payable                                           -                  255              -                               255
     Capital lease obligation - current                     -                    3              -                                 3
     Other accrued expenses                             1,485                1,114              -              391  c         2,990
                                                  -------------    ----------------    ------------ ---------------    -------------
Total current liabilities                                                    2,104              -              364            7,596
                                                        5,128

Notes payable                                               -                2,700              -             (700) f         2,000
Other non-current liabilities                              36                   28              -                -               64

Minority interest                                           -                   32              -              (32) d             -

Shareholders' equity:
      Preferred stock, $0.01 par value                      -                    -              -                -                -
      Common stock, $0.01 par value                       203                    -             23              (23) d
                                                                                                                10  c           213
      Additional paid-in-capital                      133,668               (1,685)        17,884          (16,199) d
                                                                                                             7,412  c       141,080
      Accumulated deficit                            (118,122)              (1,438)       (16,746)          18,184  d      (118,122)
      Deferred compensation                            (1,442)                   -              -           (3,216) e        (4,658)
                                                  -------------    ----------------    ------------ ---------------    -------------
Total shareholders' equity                             14,307               (3,123)          1,161           6,168           18,513
                                                  -------------    ----------------    ------------ ---------------    -------------
Total liabilities and shareholders' equity        $    19,471      $         1,741     $     1,161   $       5,800     $     28,173
                                                  =============    ================    ============ ===============    =============

         See Notes to Pro Forma Combined Condensed Financial Statements.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  For The Nine Months Ended September 30, 1999
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                                        DMI
                                                   OnHealth        BabyData    ref  Consolidated         HD, Inc.
                                                  ------------    ------------ --- ---------------    ----------------

Net revenue                                       $     1,787     $         -      $       2,944      $            -
Cost of revenue                                           187               -              1,815                   -
                                                  ------------    ------------     ---------------    ----------------
Gross margin                                            1,600               -              1,129                   -

Operating expenses:
     Product development, editorial and design          5,023               -                213                   -
     Sales and marketing                               22,503               -                380                   -
     General and administrative                         2,795              18              1,774                   2
     Acquisition related costs, including
       amortization of goodwill and purchased
       intangibles                                         73               -                  -                   -
     Deferred compensation                                 92               -                  -                   -
                                                  ------------    ------------     ---------------    ----------------
Total operating expenses                               30,486              18              2,367                   2
                                                  ------------    ------------     ---------------    ----------------
Loss from operations                                  (28,886)            (18)            (1,238)                 (2)

     Interest income/(expense)                            277               -               (474)                 48
     Equity interest in HDILLC                              -               -                   -               (371)
     Other income                                           2               -                   -                  -
                                                  ------------     ------------    ---------------    ----------------
     Total interest income (expense) and other
        income                                            279               -               (474)               (323)
                                                  ------------    ------------     ---------------    ----------------
Net loss including minority interest                  (28,607)            (18)            (1,712)               (325)

Minority interest                                                                            371
                                                  ============    ============     ===============    ================
Net loss                                          $   (28,607)    $       (18)     $      (1,341)     $         (325)
                                                  ============    ============     ===============    ================

Net loss per common share-basic and diluted           $ (1.77)
                                                  ============

Weighted average number of common shares
    outstanding                                        16,165
                                                  ============





                                                     BabyData           HDI
                                                     Pro Forma      Pro Forma          Pro Forma
                                                    Adjustments      Adjustments         Combined
                                                   -------------   -------------   ----------------

Net revenue                                        $          -     $         -     $         4,731
Cost of revenue                                               -               -               2,002
                                                   -------------    ------------    ---------------
Gross margin                                                  -               -               2,729

Operating expenses:
     Product development, editorial and design                -               -               5,236
     Sales and marketing                                      -               -              22,883
     General and administrative                               -               -               4,589
     Acquisition related costs, including
      amortization of goodwill and purchased
      intangibles                                           762  a        1,639 e             2,474
     Deferred compensation                                  (92) a            -                   -
                                                   -------------    ------------    ---------------
Total operating expenses                                    670           1,639              35,182
                                                   -------------    ------------    ---------------

Loss from operations                                       (670)         (1,639)            (32,453)

     Interest income/(expense)                                 -            449 g               300
     Equity interest in HDILLC                                 -            371 f                 -
     Other income                                              -              -                   2
                                                   --------------   ------------    ----------------
     Total interest income/(expense) and other
      income                                                   -            820                 302
                                                   --------------   ------------    ----------------
Net loss including minority interest                        (670)          (819)            (32,151)

Minority interest                                                          (371)f                 -
                                                  ===============   ============    ================
Net loss                                           $        (670)   $    (1,190)    $       (32,151)
                                                  ===============   ============    ================

Net loss per common share-basic and diluted                                         $         (1.79)
                                                                                    ================

Weighted average number of common shares
    outstanding                                               643          1,110             17,918
                                                  ===============   ============    ================



        See Notes to Pro Forma Combined Condensed Financial Statements.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      For The Year Ended December 31, 1998
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                         DMI
                                                    OnHealth        BabyData         Consolidated         HD, Inc.
                                                  ------------    ------------     ---------------    ----------------

Net revenue                                       $    1,522      $        -       $        4,478     $           12
Cost of revenue                                          767               -                3,074                  -
                                                  ------------    ------------     ---------------    ----------------
Gross margin                                             755               -                1,404                 12

Operating expenses:
     Product development, editorial and design         3,744               -                  455                  -
     Sales and marketing                               5,626               -                  816                  -
     General and administrative                        2,404               9                2,840                 73
     Acquisition related costs, including
      amortization of goodwill and purchased
      intangibles                                          -               -                    -                  -
     Deferred compensation                                 -               -                    -                  -
                                                  ------------    ------------     ---------------    ----------------
Total operating expenses                              11,774               9                4,111                 73
                                                  ------------    ------------     ---------------    ----------------

Loss from operations                                 (11,019)             (9)              (2,707)               (61)

     Interest income/(expense)                            84               -               (1,220)                55
     Loss from HDI,LLC                                     -               -                   -              (2,521)
     Other income                                         (4)              -                  930                  -
                                                  ------------    ------------     ---------------    ----------------
     Total interest income/(expense) and other
       income                                             80               -                 (290)            (2,466)
                                                  ------------    ------------     ---------------    ----------------
Net loss                                             (10,939)             (9)              (2,997)            (2,527)
Preferred stock dividends                               (103)              -                    -                  -
Preferred stock accretion                               (702)              -                    -                  -
Preferred stock deemed dividend                         (220)              -                    -                  -
                                                  ------------    ------------     ---------------    ----------------
Net loss including minority interest and loss
  prior to recapitalization                          (11,964)             (9)              (2,997)            (2,527)

Loss prior to recapitalization                                                              2,868
                                                  ------------    ------------     ---------------    ----------------
Net loss including minority interest                 (11,964)             (9)                (129)            (2,527)
Minority interest                                                                              32
                                                  ------------    ------------     ---------------    ----------------
Net Loss                                          $  (11,964)     $       (9)      $          (97)    $       (2,527)
                                                  ============    ============     ===============    ================
Net loss per common share-
     Basic and diluted                            $    (1.12)
                                                  ============

Weighted average number of common shares
    outstanding                                       10,680
                                                  ============





                                                   BabyData Pro         HDI
                                                    Pro Forma        Pro Forma       Pro Forma
                                                   Adjustments      Adjustments ref  Combined
                                                  -------------    ------------ --- ------------
Net revenue                                       $        -       $      (12)  f   $     6,000
Cost of revenue                                            -              (12)  f         3,829
                                                  -------------    -------------    ------------
Gross margin                                               -                -             2,171

Operating expenses:
     Product development, editorial and design             -                -             4,199
     Sales and marketing                                   -                -             6,442
     General and administrative                            -                -             5,326
     Acquisition related costs, including
      amortization of goodwill and purchased
      intangibles                                      1,113  a         2,186   e         3,299
     Deferred compensation                             1,406  a         3,215   e         4,621
                                                   -------------    ------------    ------------
Total operating expenses                               2,519            5,401            23,887
                                                   -------------    ------------    ------------

Loss from operations                                  (2,519)          (5,401)          (21,716)

     Interest income/(expense)                             -                -            (1,081)
     Loss from HDI,LLC                                     -            2,521   f             -
     Other income                                          -                -               926
                                                   -------------    ------------    ------------
     Total interest income (expense) and other
      income                                               -            2,521              (155)
                                                  --------------    ------------    ------------
Net loss                                              (2,519)          (2,880)          (21,871)
Preferred stock dividends                                  -                -              (103)
Preferred stock accretion                                  -                -              (702)
Preferred stock deemed dividend                            -                -              (220)
                                                  --------------    ------------    ------------
Net loss including minority interest and loss
  prior to recapitalization                           (2,519)          (2,880)          (22,896)


Loss prior to recapitalization                                         (2,489)  f           379
                                                  -------------    -------------    ------------
Net loss including minority interest                  (2,519)          (5,369)          (22,517)
Minority interest                                                         (32)  f             -
                                                  -------------    -------------    ------------
Net Loss                                          $   (2,519)      $   (5,401)      $   (22,517)
                                                  =============    =============    ============
Net loss per common share-
     Basic and diluted                                                            $       (1.87)

Weighted average number of common shares
    outstanding                                          531              823            12,034
                                                  =============    =============  ==============


         See Notes to Pro Forma Combined Condensed Financial Statements.

     NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

         BASIS OF PRESENTATION

         The purchase price for BabyData was approximately $4.7 million and was comprised of 681,534 shares of OnHealth common stock, par value $.01 per share, ("OnHealth Common Stock"), including approximately $60,000 of acquisition costs.

         This purchase was accounted for under the purchase method of accounting in accordance with APB No. 16, whereby the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of have been combined with the OnHealth column in the unaudited pro forma combined condensed financial statements. The $4.7 million purchase price was allocated to goodwill, $3.3 million; deferred compensation; $1.4 million, and other purchased intangibles, $39,000.

         The purchase price for the HDI acquisition was approximately $7.8 million and was comprised of 797,033 shares of OnHealth Common Stock, including approximately $391,000 of acquisition costs. In addition, 207,194 shares are contingently issuable based upon the occurrence of certain future events.

         This purchase was accounted for under the purchase method of accounting in accordance with APB No. 16, whereby the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of have been combined with the OnHealth column in the unaudited pro forma combined condensed financial statements. The excess of the purchase price paid over the fair market value of net assets acquired was $10.8 million. The excess purchase price was allocated to intangibles and goodwill, $7.6 million, and deferred compensation, $3.2 million.

         PRO FORMA ADJUSTMENTS FOR BABYDATA

         (a) To reverse the actual intangibles and goodwill amortization and deferred compensation related to the BabyData acquisition, recorded on OnHealth's books as of September 30, 1999, and to record the pro forma intangibles and goodwill amortization and deferred compensation. The intangible component of the consideration for this transaction, which includes goodwill and purchased intangibles, will be amortized on a straight-line basis over three years. The deferred compensation, which was the result of restricted shares issued pursuant to the employment agreement entered into by OnHealth and one key employee of BabyData, will be amortized over one year.

         (b) To eliminate the historical proprietorship equity of BabyData.


         PRO FORMA ADJUSTMENTS FOR HDI.

         (c) To reflect the issuance of OnHealth Common Stock having an aggregate value of approximately $7.8 million, including approximately $391,000 of transaction costs, to consummate the HDI acquisition.

         (d) To eliminate the historical equity of HDINC and DMI Consolidated minority interest.

         (e) To record the excess of the purchase price over the estimate fair value of assets and liabilities acquired in connection with the HDI, LLC acquisition and the related amortization. The intangible component of the consideration for this transaction, which includes goodwill, will be amortized on a straight-line basis over three years. The deferred compensation, which was the result of restricted shares issued pursuant to the employment agreement entered into by OnHealth and one key employee of HDI will be amortized over one year.

         (f)  To eliminate intercompany transactions and balances.

         (g) To eliminate interest expense on the debt assumed by OnHealth, in connection with the HDI acquistion, due to retirement of the debt for OnHealth common stock.


         PRO FORMA LOSS PER COMMON SHARE

         Basic pro forma earnings per share is computed using the weighted average number of OnHealth common shares outstanding during the period plus shares of OnHealth Common Stock issued in connection with the BabyData and HDI acquisitions. Diluted pro forma earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period plus shares of OnHealth Common Stock issued in connection with the BabyData and HDI acquisitions. Common equivalent shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method). Common equivalent shares are excluded from the computation as their effect is antidilutive. Shares issued in connection with the BabyData and HDI acquisitions, with exception to the restricted shares, are assumed outstanding at the beginning of the periods presented. Basic and diluted pro forma earnings per share for the year ended December 31, 1998 exclude 332,446 outstanding restricted common shares.

         CONTINGENT CONSIDERATION

         In addition to the approximate $7.8 million purchase price for all of the outstanding capital stock of HDI, 207,194 shares of OnHealth Common Stock may be paid to Donald M. Vickery, the sole shareholder of HDI, subject to the occurrence of certain future events. This contingent consideration has not been reflected in the pro forma combined condensed consolidated financial statements.

         CONFORMING AND RECLASSIFICATION ADJUSTMENTS

         There were no adjustments required to conform the accounting policies of BabyData and HDI. All intercompany transactions and balances have been eliminated.

          (c) Exhibits

The following exhibits are filed herewith:

         2.1** Agreement and Plan of Reorganization among OnHealth Network Company, Demand Management, Inc., DMISub, Inc., Health Decisions., Inc., HDISub, Inc., Health Decisions International, LLC and Donald M. Vickery, the sole shareholder of HDI and DMI dated as of November 19, 1999.**

         99.1*    Press release of the Registrant.
         -------------
         * Incorporated by reference to the Company's Report on Form 8-K, as filed with the Securities and Exchange Commission on December 14, 1999.

    ** Confidential treatment has been granted with respect to this document.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  OnHealth Network Company

Date: February 14, 2000                           By: \S\ RON STEVENS
                                                     -----------------------
                                                      Ron Stevens
                                                      Chief Financial Officer